Exhibit d 1 i

MAINSTAY VP FUNDS TRUST

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is effective as of the 30th day of November, 2018 between MainStay VP Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Portfolio” and collectively, the “Portfolios”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the parties hereto have entered into an Amended and Restated Management Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to: (i) remove the MainStay VP Absolute Return Multi-Strategy Portfolio; (ii) revise the name of the MainStay VP MFS® Utilities Portfolio to MainStay VP Fidelity Institutional AMSM Utilities Portfolio; (iii) revise the name of the MainStay VP VanEck Global Hard Assets Portfolio to MainStay VP Mellon Natural Resources Portfolio; and (iv) reflect revised management fees for MainStay VP Fidelity Institutional AMSM Utilities Portfolio and MainStay VP Mellon Natural Resources Portfolio.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective November 30, 2018, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate	Title:	Chief Executive Officer
General Counsel

MAINSTAY VP FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Kirk C. Lehneis
Name:	Thomas Lynch	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

(As of November 30, 2018)

For all services rendered by the Manager hereunder, each Portfolio of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Balanced Portfolio	0.70% on assets up to $1 billion; and 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay VP Bond Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.44% on assets over $3 billion

MainStay VP Conservative Allocation Portfolio	0.00%

MainStay VP Cushing Renaissance Advantage Portfolio	1.10% on assets up to $500 million; and 1.05% on assets over $500 million

MainStay VP Eagle Small Cap Growth Portfolio	0.81% on all assets

MainStay VP Emerging Markets Equity Portfolio	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion

MainStay VP Epoch U.S. Equity Yield Portfolio	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion

MainStay VP Epoch U.S. Small Cap Portfolio	0.80% on assets up to $200 million; 0.75% on assets from $200 million to $500 million; 0.725% on assets from $500 million to $1 billion; and 0.70% on assets over $1 billion

MainStay VP Fidelity Institutional AMSM Utilities Portfolio (formerly MainStay VP MFS® Utilities Portfolio)	0.64% on assets up to $1 billion; 0.61% on assets from $1 billion to $3 billion; and 0.60% on assets over $3 billion

MainStay VP Floating Rate Portfolio	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion

MainStay VP Growth Allocation Portfolio	0.00%

MainStay VP Income Builder Portfolio	0.57% on assets up to $1 billion; and 0.55% on assets over $1 billion

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP Indexed Bond Portfolio	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

MainStay VP IQ Hedge Multi-Strategy Portfolio	0.75% on all assets

MainStay VP Janus Henderson Balanced Portfolio	0.55% on assets up to $1 billion; 0.525% on assets from $1 billion to $2 billion; and 0.515% on assets over $2 billion

MainStay VP Large Cap Growth Portfolio

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;

0.71% on assets from $750 million to $1 billion;

0.70% on assets from $1 billion to $2 billion;

0.66% on assets from $2 billion to $3 billion;

0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

MainStay VP MacKay Common Stock Portfolio	0.55% on assets up to $500 million; 0.525% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion

MainStay VP MacKay Convertible Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion

MainStay VP MacKay Government Portfolio	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; and 0.45% on assets over $1 billion

MainStay VP MacKay Growth Portfolio	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay VP MacKay High Yield Corporate Bond Portfolio	0.57% on assets up to $1 billion; 0.55% on assets from $1 billion to $5 billion; and 0.525% on assets over $5 billion

MainStay VP MacKay International Equity Portfolio	0.89% on assets up to $500 million; and 0.85% on assets over $500 million

MainStay VP MacKay Mid Cap Core Portfolio	0.85% on assets up to $1 billion; 0.80% on assets from $1 billion to $2 billion; and 0.775% on assets over $2 billion

MainStay VP MacKay S&P 500 Index Portfolio	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion

MainStay VP MacKay Small Cap Core Portfolio	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion

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PORTFOLIO	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay VP MacKay Unconstrained Bond Portfolio	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion

MainStay VP Mellon Natural Resources Portfolio (formerly MainStay VP VanEck Global Hard Assets Portfolio)	0.79% on assets up to $1 billion; and 0.78% on assets over $1 billion

MainStay VP Moderate Allocation Portfolio	0.00%

MainStay VP Moderate Growth Allocation Portfolio	0.00%

MainStay VP PIMCO Real Return Portfolio	0.50% on all assets

MainStay T. Rowe Price Equity Income Portfolio	0.725% on assets up to $500 million; 0.70% on assets from $500 million to $1 billion; and 0.675% on assets over $1 billion

MainStay VP U.S. Government Money Market Portfolio	0.40% on assets up to $500 million; 0.35% on assets from $500 million to $1 billion; and 0.30% on assets over $1 billion

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